UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  November 22, 2010

Game Trading Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141521	20-5433090
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

10957 McCormick Road, Hunt Valley, Maryland	21031
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (410) 316-9900

Copies to:
Gregory Sichenzia, Esq.
Stephen A. Cohen, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 23, 2010, Game Trading Technologies, Inc., (the “Company”) and its wholly owned subsidiary, Gamers Factory, Inc. (“Gamers” and collectively with the Company, the “Borrower”), entered into an amended and restated loan agreement (the “Loan Agreement”) with Bank of America, N.A (the “Bank”).   The Loan Agreement provides for a revolving line of credit to the Borrower equal to the lesser of (i) $5,000,000 (the “Credit Limit”) or (ii) the sum of (a) 80% of the balance due on Acceptable Receivables (as defined in the Loan Agreement) and (b) the lesser of $1,500,000 or 20% of the value of Acceptable Inventory (as defined in the Loan Agreement).

The Borrower has the right to prepay loans under the Loan Agreement in whole or in part at any time. All amounts borrowed under the Loan Agreement must be repaid on or before May 27, 2011.  Loans under the Loan Agreement bear interest at a rate equal to the British Bankers Association London interbank offered rate (“BBA LIBOR”) plus 2.50% per annum. Ongoing extensions of credit under the Loan Agreement are subject to customary conditions, including sufficient availability under the borrowing base. The Loan Agreement also contains covenants that require the Borrower to (i) maintain certain ratios relating to funded debt and basic fixed charge coverage, (ii) retain Todd Hays, our president and chief executive officer and Rodney Hillman, our chief operating officer, in their current management positions and (iii) not to cause, permit, or suffer any change in capital ownership such that Todd Hays, our president and chief executive officer, Rodney Hillman, our chief operating officer, Thomas Hays, our Vice President – National Sales and John Hays, Jr., cease to own and control, directly and indirectly, at least fifty-one percent (51%) of the capital ownership of the Borrower net of any convertible securities. In addition, the Loan Agreement contains customary negative covenants applicable to the Borrower, including negative covenants that restrict the ability of Borrower to, among other things, (i) incur additional indebtedness, (ii) allow certain liens to attach to Borrower’s assets, (iii) sell, assign, lease, transfer or dispose of any part of the Borrower’s business (iv) make any new investments other than capital contributions, (v) make any loans, advances or other extensions of credit and (vi) acquire or purchase a business or its assets. The Loan Agreement also includes other covenants, representations, warranties, indemnities and events of default, that are customary for facilities of this type.

In connection with the Loan Agreement, as security for any obligation of the Borrower to Bank under the Loan Agreement, the Borrower and Bank entered into an amended and restated security agreement, dated November 23, 2010 (the “Security Agreement”) pursuant to which the Borrower granted Bank a first priority security interest in substantially all of the assets of Borrower.

A copy of the press release announcing the transaction is attached hereto as exhibit 99.1.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing transaction.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 22, 2010, David Cox resigned as a director of the Company, effective immediately. There was no disagreement or dispute between Mr. Cox and the Company which led to his resignation.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

The following documents are attached as exhibits to this Current Report on Form 8-K:

Exhibit Number	Description
10.1	Amended and Restated Loan Agreement, dated as of November 23, 2010, by and among Game Trading Technologies, Inc., Gamers Factory, Inc. and Bank of America, N.A.
10.2	Amended and Restated Security Agreement, dated as of November 23, 2010, by and among Game Trading Technologies, Inc., Gamers Factory, Inc. and Bank of America, N.A.
99.1	Press Release, dated November 29, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAME TRADING TECHNOLOGIES, INC.

Date: November 29, 2010	By:	/s/ Richard Leimbach
	Name:	Richard Leimbach
	Title:	Chief Financial Officer

3